Exhibit 10.8

Strategic Cooperation Agreement for Tomato 3D Operations Project

This cooperation agreement was formally made and entered into by on December 13, 2023 in Chaoyang District, Beijing, by and between:

Party A: Beijing Tongzhilian Cultural Development Co., Ltd

Uniform Social Credit Code: 91110105MAD1XW1T2K

Address: 1/F, Building 38, 14 Jiangtai Road, Jiuxianqiao, Chaoyang District, Beijing, China

Representative: Feng Mingjun

Party B: Tomato Intelligent Manufacturing (Beijing) Technology Co., Ltd.

Uniform Social Credit Code: 91110108MACEHXFH9G

Address: Room 601, 6/F, Building 5, 15 Xinya Street, Daxing District, Beijing, China

Representative: Liao Qinghong

In accordance with the provisions of the Civil Code of the People’s Republic of China and applicable laws and regulations, on principles of equity, free will, long-term and deep strategic cooperation, Party A and Party B, through amicable negotiations, have reached the following agreement (“this Agreement”) regarding the Tomato 3D Garage Kits/Digital Human Operation Project.

Article I Cooperation Background

1.1 Party A is a company with a focus on the cultural tourism and cultural creativity industries. Both parties have reached a deep strategic cooperation, and Party A has the right to carry out businesses, including, but not limited to, the sales, promotion, and photography services of Tomato 3D Garage Kits, as well as the digital human live broadcast operation business.

1.2 Party B is a company that develops a 3D reconstruction engine based on its own research and development technology, and integrates voice, action, and expression into a metaverse digital virtual human interaction platform.

Article II Content of Cooperation

Phase 1: Business Cooperation

2.1 One of Party B’s existing businesses is the Tomato 3D Garage Kits project. During the cooperation, Party B shall provide Party A with an exclusive channel code. Party A can coordinate resources from its various agents to carry out sales and promotional cooperation, and add the sub-channel codes of various agents, and all sales and profits from the sub-channel codes are included in Party A’s total channel code. The specific commission ratios are as follows:

2.1.1 Initial recharge amount by Party A: RMB __/__ten thousand yuan (used to purchase samples and garage kits products) (shared recharge amount with agents under Party A).

2.1.2 Regular profits: Party A enjoys forty percent (40%) of the overall profit from sales, i.e., Party A’s purchase cost from Party B is at a forty percent (40%) discount.

2.1.3 Recharge invoices: After Party A pays the recharge amount to Party B’s account, Party B will issue the corresponding general value-added tax invoice to Party A within seven (7) working days.

2.2 Party A can promote this business in other business sectors of the company or group. Party A can carry out sales and promotional work for Tomato 3D Garage Kits among its partners.

2.3 Party B shall be responsible for product design, production, delivery, and after-sales service.

Phase 2: Business Integration Cooperation

2.4 As the cooperation between both parties deepens, both parties can separately negotiate business integration cooperation. That is, Party A can authorize Party B to sell educational and training course packages belonging to Tongzhilian on its own platform or channel. The cooperation mode and profit-sharing ratio will be separately stipulated in a supplementary agreement.

Article III Confidentiality

This Agreement and its contents shall not be disclosed to any third party, except for both parties to this Agreement, investors, participants, auditors, and lawyers who must be presented to perform this Agreement, unless required by law or by the competent authorities.

Article IV Liability for Breach

After the signing of this Agreement, both parties shall strictly abide by the contents of this Agreement. If either party breaches any provision of this Agreement, the non-breaching party shall be entitled to terminate the performance of this Agreement, and require the breaching party to bear all losses caused to the non-breaching party in accordance with the law (including, but not limited to, reasonable expenses incurred for investigating the other party’s breach or infringement, such as attorney fees, travel expenses, notarization fees, appraisal fees, investigation and collection fees, and appraisal fees).

Article V Amendment during Performance and Handling

5.1 During the performance of this Agreement, both parties must perform all the terms as stipulated herein. If either party requires amending the terms, it shall promptly notify the other party in writing and obtain the other party’s written consent before signing a supplementary agreement and noting the amended matters and terms.

5.2 For matters not covered herein, both parties shall agree separately and sign a supplementary agreement. The specific matters shall be subject to the supplementary agreement.

5.3 This Agreement and the terms hereof shall have precedence over any other documents and terms. If they conflict with this Agreement or the terms hereof, this Agreement shall prevail.

Article VI Dispute Resolution

6.1 Both parties agree that any dispute arising out of or in connection with this Agreement shall first be resolved through negotiation. In case the negotiation fails, both parties agree to arbitration by the Beijing Chaoyang District Arbitration Commission in accordance with its current arbitration rules. The arbitral award shall be final and binding on both parties.

6.2 When any dispute arises and during the arbitration of any dispute, both parties shall continue to exercise their respective rights and fulfill their respective obligations under this Agreement, except for the dispute matters.

Article VII Notice and Service

7.1 Notices in connection with the performance of this Agreement shall be submitted to the other party in writing. The written form may be served by mail, registered mail, personal delivery, fax, email, WeChat, or designated contact person.

7.2 The company information first set forth above shall be the agreed notice address and address for service of both parties. If the mailing address or contact information changes, either party shall notify the other party in writing within five (5) days of the change. If either party violates the above provisions, unless otherwise provided by law, the party that changes shall be liable for the impact and losses caused thereby.

Article VIII Effectiveness

8.1 This Agreement shall take effect upon both parties affixing their signatures and seals thereto. The period of this Agreement shall be one (1) year, from December 1, 2023 to November 30, 2024. Both parties shall submit a written notice of termination of this Agreement or negotiate the renewal of this Agreement before its expiry.

8.2 If either party does not submit a written notice of termination of this Agreement, this Agreement shall be automatically renewed for one (1) year, and so on.

Article IX Supplementary Provisions

9.1 This Agreement is made in duplicate (2), with each party holding one (1) copy respectively, which shall bear the same legal effect.

9.2 Any supplementary agreements to this Agreement shall be an integral part of this Agreement and shall bear the same legal effect.

Party A: Beijing Tongzhilian Cultural Development Co., Ltd (Seal)

Signed by Legal Representative or Authorized Representative:

Signed on:

Party B: Tomato Intelligent Manufacturing (Beijing) Technology Co., Ltd. (Seal)

Signed by Legal Representative or Authorized Representative:

Signed on:

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Uniform Social Credit Code 91110108MACEHXFH9G	Business License (Duplicate) (1-1)		Scan the market entity ID code to learn more about registration, filing, licensing and supervision, and experience more application services.

Name:	Tomato Intelligent Manufacturing (Beijing) Technology Co., Ltd.	Registered Capital:	RMB One Million
Type:	Limited liability company (Investment or holdings by a natural person)	Date of Establishment:	April 19, 2023
Legal Representative:	Liao Qinghong	Address:	Room 601, 6/F, Building 5, 15 Xinya Street, Daxing District, Beijing, China
Scope of Business:	General business items: Technical services, technical development, technical consulting, technical exchange, technical transfer, and technical promotion; computer system services; software development; software sales; professional design services; educational consulting services (excluding education and training activities that require licensing approval); social and economic consulting services; conference and exhibition services; information consulting services (excluding information consulting services that require licenses); advertising design and agency; market research (excluding foreign market research); enterprise management consulting; organizing cultural and artistic exchange activities; literary creation; natural science research and experimental development; data processing and storage support services; medical research and experimental development; agricultural science research and experimental development; engineering and technology research and experimental development; photography and printing services; 3D printing services; toy manufacturing; toy sales; sales of toys, animation, and amusement products; internet sales (excluding sales of goods that require licenses). (Except for business items subject to approval pursuant to the law, the Company shall carry out business activities autonomously with business license pursuant to the law) Licensed business items: Second-class value-added telecommunications services. (Any business item which requires examination and approval as stipulated by laws and regulations cannot be engaged in until all required approval documents have been granted by the relevant departments. The specific business items shall be subject to the approval document or license issued by the relevant departments) (The company cannot engage in business activities prohibited and restricted by national and local industrial policies).
Registration Authority: July 14, 2023
Website of the National Enterprise Credit Information Publicity System: http://www.gsxt.gov.cn		Market entities shall submit an annual report for publicity through the National Enterprise Credit Information Publicity System from January 1 to June 30 every year.	Made under the Supervision of the State Administration for Market Regulation